SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549


Form 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 14, 1998


LOTUS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware
State of organization

33-3272-W
Commission File Number

52-1947160
I.R.S. Employer Identification Number

200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
Address of principal executive offices

(732) 885-1970
Registrant's telephone number, including area code




Item 2. Disposition of Assets

To restructure its business operation, the Company entered into a Stock Purchase Agreement with Clarinet Overseas Ltd. on September 30, 1998. Under the Agreement, the Company sold 100% of its equity interests in LPF International Corp. and Richtime Far East Ltd. to Clarinet
Overseas Ltd., including all assets and liabilities, for an aggregate consideration of $ 900,000 in cash. At the same time, the company has taken back its capital investment and business loan of $1.6 million in cash from LPF International Corp.

LPF International Corp. is an apparel fashion designer and a textile fabric wholesaler located in New York City and Richtime Far East Ltd. is a subsidiary of LPF International Corp. that operates its business in Hong Kong.

Item 7.  Financial Statements and Exhibits

(a) Financial statements of business acquired.
	Not applicable.

(b)Pro Forma financial information
The pro forma financial information for this disposition will be filed within 45 days with the 10-Q report of the Company.

(c) Exhibits
None.



SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


LOTUS PACIFIC, INC.


/s/  James Yao, Chairman and President


Dated: October 14, 1998

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrants and in capacities and on the dates indicated.

/s/ James Liu, Director & Vice President

/s/ David Leung, Director & Vice President

/s/ Gary Huang, Chief Financial officer & Secretary

/s/ Jeremy Wang, Director

/s/ Simon Gu, Director